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                                                                    EXHIBIT 10.1


                           DATA CRITICAL CORPORATION

                             EMPLOYMENT AGREEMENT
                             --------------------


          This Employment Agreement (the "Agreement") is dated as of August 31,
                                          ---------
2000 (the "Effective Date") by and between Dr. Michael N. Bergelson
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("Employee")and Data Critical Corporation, a Delaware corporation (together with
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any successor corporation, the "Company").
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          1.   Term of Agreement. This Agreement shall commence on the Effective
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Date and shall have a term of three (3) years, subject to earlier termination as set forth below  (the "Original Term").
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          2.   Duties.
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               (a)  Position.  Employee shall be employed as an officer of the
                    --------
Company, and as such shall have executive management responsibilities for the division or subsidiary of the Company in which the operations of Paceart Associates, L.P. ("Paceart") have been transferred, and shall perform such other duties as shall be required by his supervisor. The location at which Employee shall be employed shall be the same as that for the main operations of Paceart, which the Company covenants will, for a period of at least [2 years] be maintained within a [60] mile radius (as the crow flies) of New York, New York.

               (b)  Obligations to the Company.  Employee agrees to the best of
                    --------------------------
his ability and experience that he will at all times loyally and conscientiously perform all of the duties and obligations required of and from Employee pursuant to the express and implicit terms hereof, and to the reasonable satisfaction of the Company and his supervisor. During the term of Employee's employment relationship with the Company, Employee further agrees that he will devote all of his business time and attention to the business of the Company, the Company will be entitled to all of the benefits and profits arising from or incident to all such work services and advice. Employee will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the Company's Board of Directors (the "Board"), and Employee will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company. Nothing in this Agreement will prevent Employee from accepting speaking or presentation engagements in exchange for honoraria or from serving on boards of charitable organizations (provided in each case that such opportunities do not interfere with Employee's duties hereunder), or from owning no more than 1% of the outstanding equity securities of a corporation whose stock is listed on a national stock exchange or the Nasdaq National Market. Employee will comply with and be bound by the Company's operating policies, procedures and practices from time to time in effect during the term of Employee's employment.

          3.   At-Will Employment.  The Company and Employee acknowledge that
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Employee's employment is and shall continue to be at-will, as defined under applicable law, and that Employee's employment with the Company may be terminated by either party at any time for any or no reason. If Employee's employment terminates for any reason, Employee shall not
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be entitled to any payments, benefits, damages, award or compensation other than as provided in this Agreement or as otherwise required by law. Any payments, benefits, damages, awards, or other compensation provided for hereunder upon any termination hereof shall be inclusive of (and not additive to) any such amounts required pursuant to any applicable law. The rights and duties created by this
Section 3 may not be modified in any way except by a written agreement executed by the Board.

          4.   Compensation.  For the duties and services to be performed by
               ------------
Employee hereunder, the Company shall pay Employee, and Employee agrees to accept, the salary, stock options, bonuses and other benefits described below in this Section 4.

               (a)  Salary.  Employee shall receive a monthly salary of
                    ------
$13,333.33, which is equivalent to $160,000.00 on an annualized basis (subject to customary withholding). Employee's monthly salary will be payable in [two] equal payments per month pursuant to the Company's normal payroll practices. The Employee's base salary shall be reviewed at the end of the year 2001 and annually thereafter by Employee's supervisors, and any increase will be effective as of the date determined appropriate by the Board, its Compensation Committee or the Chief Executive Officer of the Company.

               (b)  Stock Options and Other Incentive Programs.  Employee shall
                    ------------------------------------------
be eligible to participate in any stock option or other incentive programs available to officers or employees of the Company.

          In connection with the commencement of Employee's employment, the Board of Directors shall grant to Employee options ("Initial Options") to purchase 100,000 shares of the common stock of Data Critical Corporation ("Parent"). The Initial Options shall have an exercise price equal to the closing price of the Parent's stock on the trading day immediately preceding the Effective Date. A fraction equal to 1/36th of the Initial Options shall vest on the last day of each month commencing after the month of the Effective Date. Vesting will, of course, depend on Employee's continued employment with the Company. The option will be an incentive stock option to the maximum extent allowed by the Internal Revenue Code of 1986, as amended, and will be subject to the terms of the Company's 1999 Stock Option Plan and the Stock Option Agreement between Employee and the Company (collectively, the "Option Documents").
Subject to the discretion of the Company's Board of Directors, the Employee may be eligible to receive additional grants of stock options or purchase rights from time to time in the future, on such terms and subject to such conditions as the Board shall determine as of the date of any such grant.

          Notwithstanding the above and subject to the provisions of Section 10 below, in the event of a Change of Control (as defined below), 50% of the unvested portion of the Initial Options shall become immediately exercisable on the effective date of such event. For purposes of this Agreement, "Change of
                                                                    ---------
Control" shall mean the occurrence of any of the following events:  (i) an
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acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Company) (a "Merger"), in either case, the result of which is that the Company's
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stockholders of

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record immediately prior to such Merger will, immediately after such Merger, hold less than 50% of the voting power of the surviving or acquiring entity, or
(ii) a sale of all or substantially all of the assets of the Company to an unrelated entity. Notwithstanding the foregoing, no Merger or sale of all or substantially all of the assets of the Company for purposes of changing the jurisdiction of incorporation of the Company or to effect such other corporate reorganization shall be deemed a Change of Control hereunder. Furthermore vesting of the Initial Options may be accelerated as otherwise expressly provided herein or in the Option Documents.

               (c)  Additional Benefits.  Employee will be eligible to
                    -------------------
participate in the Company's employee benefit plans of general application, including without limitation, those plans covering medical, disability and life insurance in accordance with the rules established for individual participation in any such plan and under applicable law. Employee will be eligible for Paid Time Off (PTO) in accordance with the policies in effect during the term of this Agreement and will receive such other benefits as the Company generally provides to its other employees of comparable position and experience.

               (d)  Reimbursement of Other Expenses.  Employee shall be
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authorized to incur on behalf and for the benefit of, and shall be reimbursed by, the Company for reasonable expenses, provided that such expenses are substantiated in accordance with Company policies.

          5.   Termination of Employment and Severance Benefits.
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               (a)  Termination of Employment.  This Agreement may be terminated
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during its Original Term (or any extension thereof) upon the occurrence of any of the following events:

                    (i) The Company's determination in good faith that it is terminating Employee for Cause (as defined in Section 6 below) ("Termination for
                                                                 ---------------
Cause");
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                    (ii)   The Company's determination that it is terminating
Employee without Cause, which determination may be made by the Company at any time at the Company's sole discretion, for any or no reason ("Termination
                                                              -----------
Without Cause");
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                    (iii)  The effective date of a written notice sent to the
Company from Employee stating that Employee is electing to terminate his employment with the Company ("Voluntary Termination"); or
                              ---------------------

                    (iv) Following Employee's death or Disability (as defined in Section 7 below).

               (b)  Severance Benefits.  Employee shall be entitled to receive
                    ------------------
severance benefits upon termination of employment with the Company and all of its affiliates only as set forth in this Section 5(b):

                    (i)    Voluntary Termination.  If Employee's employment
                           ---------------------
terminates by Voluntary Termination, then Employee shall not be entitled to receive payment of any severance benefits. Employee will receive payment(s) for all salary and unpaid vacation accrued as of the

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date of Employee's termination of employment and Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

                    (ii)   Involuntary Termination Without Cause.  If Employee's
                           -------------------------------------
employment is terminated under Section 5(a)(ii) above (such termination, a "Without Cause Termination"), (i) Employee will be entitled to receive payment
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of severance benefits equal to Employee's regular monthly salary for the lesser of six (6) months or the remaining term hereunder (the "Severance Period"),
                                                        ----------------
which payments (subject to customary withholding) shall be made ratably over the Severance Period according to the Company's standard payroll schedule and (ii) fifty percent (50%) of the Employee's unvested Initial Options shall vest immediately. Health insurance benefits with the same coverage provided to Employee prior to the termination (e.g. medical, dental, optical, mental health) and in all other respects significantly comparable to those in place immediately prior to the termination will be provided at the Company's cost over the Severance Period.

                    (iii)  Termination for Cause.  If Employee's employment is
                           ---------------------
terminated for Cause, then Employee shall not be entitled to receive payment of any severance benefits. Employee will receive payment(s) for all salary and unpaid vacation accrued as of the date of Employee's termination of employment and Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

                    (iv)   Termination by Reason of Death or Disability.  In
                           --------------------------------------------
the event that Employee's employment with the Company terminates as a result of Employee's death or Disability (as defined in Section 7 below), Employee or Employee's estate or representative will receive all salary and unpaid vacation accrued as of the date of Employee's death or Disability and any other benefits payable under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of death or Disability and in accordance with applicable law. Any unvested stock options or shares of restricted stock held by Employee as of the date of Employee's termination of employment shall vest immediately upon Employee's death or disability.

               (c)  Consent to Terminate Employment of Others.  Through
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December 31, 2000, no person who was employed by Paceart Associates, L.P. and was subsequently hired by the Company or any of its affiliates (each a "Continuing Employee") may be terminated, other than for cause or in connection
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with a general corporate downsizing, without the express written consent of
Employee; provided that Employee's continues to be employed by the Company or any of its affiliates.

          6.   Definition of Cause.  For purposes of this Agreement, "Cause" for
               -------------------                                    -----
Employee's termination, shall mean:

               (a) Employee's willful misconduct or gross negligence in performance of his duties, including refusal to comply in any material respect with the directives of the Board or such employee's supervisors or the Company's policies and procedures;

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               (b)  Use or ingestion by the Employee of an illegal substance or a prescription drug without a validly issued prescription in the Employee's name;

               (c) Dishonest or fraudulent conduct, a deliberate attempt to do an injury to the Company, or conduct that materially discredits the Company or is materially detrimental to the reputation of the Company, including conviction of a felony or class three misdemeanor (including such convictions resulting from a plea of guilty or nolo contendre); or

               (d) Employee's incurable material breach of any element of the Company's Confidential Agreement (as defined below), including without limitation, Employee's theft or other misappropriation of the Company's proprietary information.

          7.   Definition of Disability.  For purposes of this Agreement,
               ------------------------
"Disability" shall mean that Employee has been unable to perform his duties
 ----------
hereunder as the result of his incapacity due to physical or mental illness, and such inability, which continues for at least 120 consecutive calendar days or 150 calendar days during any consecutive twelve-month period, if shorter, after its commencement, is determined to be total and permanent by a physician selected by the Company and its insurers and acceptable to Employee or to Employee's legal representative (with such agreement on acceptability not to be unreasonably withheld).

          8.   Confidentiality Agreement.  Employee shall sign, or has signed, a
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Proprietary Information and Invention Assignment Agreement (the "Confidentiality
                                                                 ---------------
Agreement") substantially in the form attached hereto as Exhibit A.  Employee
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hereby represents and warrants to the Company that he has complied with all obligations under the Confidentiality Agreement and agrees to continue to abide by the terms of the Confidentiality Agreement and further agrees that the provisions of the Confidentiality Agreement shall survive any termination of this Agreement or of Employee's employment relationship with the Company.

          9.   Noncompetition Covenant.  Employee hereby agrees that he shall
               -----------------------
not, during the term of his employment pursuant to this Agreement and the Severance Period, if any, and for a period of two (2) years after termination of his employment with the Company and/or any of its affiliates for any reason, do any of the following without the prior written consent of the Board (for purposes of this Section, the term "Company" shall mean the Company and each of its now or hereafter existing affiliates):

               (a)  Compete.  Carry on any business or activity (whether
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directly or indirectly, as a partner, stockholder, principal, agent, director, affiliate, employee, advisor or consultant) for any company or other enterprise carrying on or proposing to carry on any business or having any product line relating to handheld devices for the medical industry, remote monitoring of ECGs, any pacemaker software or hardware products or technology, cardiology-related software, physician charting products or any current or currently planned products of the Company or Paceart Associates, L.P. that is otherwise competitive with the business conducted by or planned to conducted by the Parent, nor engage in any other activities that conflict with Employee's obligations to the Company (any such company or enterprise, being a "Competitor").

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               (b)  Solicit Business.  Solicit or influence or attempt to
                    ----------------
influence any client, customer or other person either directly or indirectly, to direct his or its purchase of the Company's products and/or services to any Competitor.

               (c)  No-Hire.  Solicit or influence or attempt to influence any
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person employed by the Company or any of its affiliates to terminate or otherwise cease his employment with the Company or hire any such person. This
Section 9(c) is to be read in conjunction with the Confidentiality Agreement executed by Employee.

Employee acknowledges and agrees that this Agreement is being entered into in connection with the acquisition by the Parent and/or the Company of Paceart Associates, L.P., in which the Employee held a significant equity interest and was the primary operating principle. As such Employee acknowledges and agrees that the Parent and the Company have relied and are relying on the covenants contained herein in their decision to consummate their acquisition of Paceart Associates, L.P. and that in light of such reliance the covenants contained herein are fair and reasonable.


          11.  Conflicts.  Employee represents that his performance of all the
               ---------
terms of this Agreement will not breach any other agreement to which Employee is a party. Employee has not, and will not during the term of this Agreement, enter into any oral or written agreement in conflict with any of the provisions of this Agreement. Employee further represents that he is entering into or has entered into an employment relationship with the Company of his own free will and that he has not been solicited as an employee in any way by the Company.

          12.  Miscellaneous Provisions.
               ------------------------

               (a)  Amendments and Waivers.  Any term of this Agreement may be
                    ----------------------
amended or waived only with the written consent of the parties.

               (b)  Sole Agreement.  This Agreement, including any Exhibits
                    --------------
hereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

               (c)  Notices.  Any notice required or permitted by this Agreement
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shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

               (d)  Choice of Law.  The validity, interpretation, construction
                    -------------
and performance of this Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflict of laws.

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               (e)  Severability.  If one or more provisions of this Agreement
                    ------------
are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and
(iii) the balance of the Agreement shall be enforceable in accordance with its terms.

               (f)  Counterparts.  This Agreement may be executed in
                    ------------
counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

               (g)  Arbitration.  Any dispute or claim arising out of or in
                    -----------
connection with this Agreement will be finally settled by binding arbitration in Seattle, Washington in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply New Jersey law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. This Section 12(g) shall not apply to the Confidentiality Agreement.

               (h)  Survival.  The provision of Sections 5(b)(ii), 5(b)(iv), and
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9 shall survive both the termination of this Agreement and Employee's employment with the Company and/or its affiliates.

               (i)  Equitable Remedies.  Employee acknowledges and agrees that
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Employee's breach of this Agreement will cause irreparable injury to the Company for which money damages and other remedies at law would be inadequate, and as such that the Company and/or its affiliates shall be entitled to equitable remedies, including, without limitation, specific performance and/or temporary or permanent injunctive relief.

               (j)  Advice of Counsel.  EACH PARTY TO THIS AGREEMENT
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ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE
OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.


                           [Signature Page Follows]

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     The parties have executed this Agreement the date first written above.

                                    DATA CRITICAL CORPORATION


                                    By: /s/ Michael E. Singer
                                        ------------------------------------
                                    Title:  CFO
                                           ---------------------------------

                                    Address:  19820 North Creek Parkway
                                              Suite 100
                                              Bothell, WA 98011


                                    DR. MICHAEL N. BERGELSON


                                    Signature: /s/ Michael N. Bergelson
                                               -----------------------------
                                    Address:   750 Koppock Street
                                               -----------------------------
                                               Bronx, NY 10463
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